Exhibit 10.9

SECOND AMENDMENT TO LICENSE AGREEMENT

This SECOND AMENDMENT (“Amendment”) to license agreement is effective as of January 9, 2012 (the “Amendment Effective Date”) and is made by and between Shalon Ventures, Inc., a California corporation (“SV”) and AirXpanders, Inc., a Delaware corporation (“Licensee”).

RECITALS

WHEREAS, SV and Licensee are parties to a certain license agreement, effective as of March 9, 2005, as amended on March 9, 2009 (collectively, the “Agreement”).

WHEREAS, SV and Licensee desire to amend the Agreement to provide Licensee with the first right to enforce the Licensed Patent Rights against potential infringers.

WHEREAS, SV and Licensee desire to amend the Agreement to clarify the meaning of the Licensed Patent Rights.

NOW THEREFORE, in consideration of the premises and of the covenants contained herein, SV and Licensee agree as follows:

1. AMENDMENTS OF THE AGREEMENT.

1.1 Section 5.3.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

5.3.2 Enforcement of the Licensed Patent Rights. Licensee or its designee shall have the first right, but not the obligation, under its own or its designee’s control and at its own or its designee’s expense, to bring an enforcement action against any alleged Third Party infringement of the Licensed Patent Rights and/or to defend the Licensed Patent Rights in any declaratory judgment action brought by a Third Party which alleges invalidity, unenforceability, or non-infringement of the Licensed Patent Rights. Upon request of the Licensee, SV shall cooperate with Licensee in connection with such enforcement and/or defense and permit Licensee to prosecute such action, at Licensee’s expense, including, without limitation, being a named party if required to bring or maintain such action. If Licensee or its designee recovers any damages, by way of settlement or otherwise, in connection with such prosecution or defense, such recovery shall be retained by Licensee or its designee. Should Licensee and its designee elect not to bring any such enforcement action, defend any such declaratory judgment action or engage in sublicense negotiations with an alleged infringer within one hundred eighty (180) days after Licensee being notified of such infringement or action by SV, then SV or its designee shall have the right to do so under its own control and at its own expense. Upon request of SV, Licensee shall cooperate with SV in connection with such enforcement, at SV’s expense. If SV or its designee recovers any damages, by way of settlement or otherwise, in connection with such prosecution or defense, such recovery shall be retained by SV.

1.2 Section 1.5 of the Agreement is hereby deleted and replaced in its entirety with the following:

1.5 “Licensed Patent Rights” shall mean the Patent Rights listed on Exhibit A hereto and all patents and patent applications claiming priority to such patents and patent applications, including all extensions, registrations, confirmations, reissues, divisions, continuations, continuations-in-part, reexaminations and renewals thereof, and any foreign filings corresponding to any of the foregoing and all patents issuing from any of the foregoing, as may be amended from time to time.

1.3 Exhibit A of the Agreement is hereby deleted and replaced in its entirety with the following:

EXHIBIT A

Licensed Patent Rights

Country	App. No.	Filing Date	Pub. No.	Pub. Date
U.S.	60/612,018	9/21/2004
U.S.	60/688,964	6/9/2005
U.S.	11/231,482	9/21/2005	2006-0069403-A1	3/30/2006
WIPO	US2005/033664	9/21/05	W02006/034273	3/30/06
U.S.	12/560,160	9/15/2009	2010-0010531-A1	1/14/2010
U.S.	61/288,197	12/18/2009
U.S.	12/973,693	12/20/2010	2011-0152913-A1	6/23/2011
WIPO	US2010/061340	12/20/2010	WO 2011/075731	6/23/2011
Australia	2005286840	9/21/2005
Canada	2,581,320	9/21/2005
Europe	5798758.8	9/21/2005	1811914	8/1/2007
Japan	2007-533585	9/21/2005	2008-513182	5/1/2008
U.S.	13/313,904	12/7/2011
U.S.	13/313,919	12/7/2011

2. MISCELLANEOUS

2.1 Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement, effective as of the Amendment Effective Date. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in full forth and effect. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings such terms are given in the Agreement.

2.2 Entire Agreement. The Agreement and this Amendment constitute the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and any and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect.

2.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF, SV and Licensee have executed this Amendment by their respective duly authorized representatives as of the Amendment Effective Date.

SHALON VENTURES, INC.

By:

Name:	T. Shalon
Title:	CEO

AirXpanders, Inc.

By:

Name:	Scott Dodson
Title:	President / CEO